EXHIBIT 23.02

INDEPENDENT AUDITOR’S CONSENT

Board of Directors and Shareholders
Emergency Filtration Products, Inc.

We consent to the incorporation by reference in this Registration Statement of Emergency Filtration Products, Inc. on Form S-8 of our report, dated March 16, 2001, included in and incorporated by reference on Form 10-K of Emergency Filtration Products, Inc. for the year ended December 31, 2000, and to all references to our firm included in this Form S-8.

HJ & Associates, LLC
Salt Lake City, Utah
March 20, 2002